UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2016

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On May 16, 2016, the Board of Directors (the “Board”) of Broadwind Energy, Inc. (the “Company”), increased the size of the Board from five to seven members and approved a recommendation by its Governance/Nominating Committee that Persio V. Lisboa and Cary B. Wood be appointed as members of the Board, to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, each effective as of May 18, 2016. Messrs. Lisboa and Wood will not initially serve on any committees of the Board.

Mr. Lisboa has served as President, Operations of Navistar, Inc. (“Navistar”), a leading manufacturer of commercial trucks, buses, defense vehicles and engines, since November 2014. Prior to holding this position, Mr. Lisboa held various positions with Navistar including Senior Vice President, Chief Procurement Officer from December 2012 to November 2014, Vice President, Purchasing and Logistics and Chief Procurement Officer from October 2011 to November 2012, and Vice President, Purchasing and Logistics from August 2008 to October 2011. Prior to holding these positions, Mr. Lisboa held various management positions within Navistar’s North American and South American operations. Mr. Lisboa began his career at Maxion International Motores Brasil, followed by a move to International Engines Argentina S.A., and then to MWM-International South America. Mr. Lisboa received a Bachelor of Science degree in Business Administration with a Marketing Specialization from Pontificia Universidade Catolica (PUC) de Sao Paulo. He is fluent in Portuguese, Spanish and English.

Mr. Wood has served on the Board of Directors of Vishay Precision Group, Inc. (NYSE: VPG), an internationally-recognized designer, manufacturer and marketer of resistive foil technology, sensors, and sensor-based systems to niche, industrial applications, since March 2016. Mr. Wood served as Chief Executive Officer and director of Sparton Corporation (NYSE: SPA) from November 2008 to February 2016, and as its President from April 2009 to February 2016. From August 2004 to November 2008, Mr. Wood served in several roles, including interim Chief Executive Officer and Chief Operating Officer, for Citation Corporation (now known as Grede Holdings, LLC), a private company manufacturing cast, machined and assembled components for the transportation and industrial markets. Mr. Wood began his career with General Motors Corporation, followed by a move to United Technologies Corporation, where he served in a variety of general management, operations and engineering roles. Mr. Wood received a Bachelor of Science degree in Technology from Purdue University in 1989, a Master of Science degree in Industrial Operations in the School of Management from Lawrence Tech University in 1995, and a Master of Business Administration degree in Finance from Loyola University-Chicago in 2014.

There are no arrangements between either of Mr. Lisboa or Mr. Wood and any other person pursuant to which either was appointed to serve as a director. There are no previous transactions between either of Mr. Lisboa or Mr. Wood and the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As non-employee members of the Board, Messrs. Lisboa and Wood will be compensated in accordance with the Company’s director compensation policy. Messrs. Lisboa and Wood each entered into the Company’s standard form of indemnification agreement for directors, the form of which is filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010.

On May 19, 2016, the Company issued a press release regarding the appointment of Messrs. Lisboa and Wood to the Board.  The press release is incorporated herein by reference and is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits
EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated May 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

May 19, 2016	By:	/s/ Stephanie K. Kushner

Stephanie K. Kushner
Interim Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated May 19, 2016